UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2022 (March 2, 2022)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) (c)    Lachlan P. Given has been appointed Chief Executive Officer (principal executive officer), and John Blair Powell, Jr. has been appointed Chief Operating Officer (principal operating officer), effective March 3, 2022. Mr. Given and Mr. Powell had been serving as Co-Interim Chief Executive Officers (co-principal executive officers) since January 12, 2022. The Company issued a press release announcing these changes on March 3, 2022, and a copy of that release is included as Exhibit 99.1 to this Report. A description of Mr. Given's and Mr. Powell's respective backgrounds and experiences can be found in "Part III, Item 10 — Directors, Officers and Corporate Governance — Executive Officers" of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2021.
In connection with these changes, the People and Compensation Committee of the Company's Board of Directors approved the following compensation arrangements:
•Mr. Given's compensation arrangement as Chief Executive Officer includes an annual base salary of $750,000, a short-term incentive (STI) bonus target of 150% of base salary and a long-term incentive (LTI) award target of $1,500,000, resulting in total target direct compensation of $3,375,000.
•Mr. Powell's compensation arrangement as Chief Operating Officer includes an annual base salary of $550,000, an STI bonus target of 100% of base salary and an LTI award target of $825,000, resulting in total target direct compensation of $1,925,000.
Mr. Given and Mr. Powell will remain eligible for healthcare and other benefits typically provided to the Company's executive officers. Their compensation arrangements prior to these changes are described in the Company's Current Report on Form 8-K dated January 13, 2022.
The compensation changes described above were made effective January 12, 2022, the date on which Mr. Given and Mr. Powell assumed the duties of Co-Interim Chief Executive Officers. STI and LTI targets for fiscal 2022 (FY22) will be prorated to reflect this effective date, which will result in additional FY22 Restricted Stock Unit awards covering 85,340 shares for Mr. Given and 35,558 shares for Mr. Powell. Such awards will have the same terms as the other FY22 LTI awards that were approved in October 2021.
(e)    The People and Compensation Committee also approved a compensation adjustment for Timothy K. Jugmans, Chief Financial Officer (principal financial officer). Mr. Jugmans' annual base salary was increased from $420,000 to $450,000, also effective January 12, 2022. His STI and LTI targets for FY22 will be prorated to reflect this effective date, which will result in an additional FY22 Restricted Stock Unit award covering 2,844 shares. Such award will also have the same terms as the other FY22 LTI awards that were approved in October 2021.
Item 5.07 — Submission of Matters to a Vote of Security Holders
On March 2, 2022, the sole holder of the Company's Class B Voting Common Stock (the "Voting Stockholder") approved the 2022 Long-Term Incentive Plan to provide equity-based incentive compensation awards to the Company's employees, consultants and directors, and approved the addition of 400,000 shares of Class A Non-Voting Common Stock to be available for awards under such plan. A copy of the 2022 Long-Term Incentive Plan is included as Exhibit 99.2 to this Report.
On March 3, 2022, effective at the Annual Meeting of Stockholders held on that day, the Voting Stockholder re-elected Matthew W. Appel, Zena Srivatsa Arnold, Phillip E. Cohen, Jason A. Kulas, Pablo Lagos Espinosa and Gary L. Tillett, and elected Lachlan P. Given, to serve on the Company’s Board of Directors. Each of such persons shall serve a one-year term until the next annual meeting of stockholders (or, if earlier, until his or her death, removal or resignation).
On both March 2, 2022 and March 3, 2022, there were 2,970,171 shares of the Company's Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership (the Voting Stockholder).
Item 7.01 — Regulation FD Disclosure
The Company held its 2022 Annual Meeting of Stockholders on March 3, 2022. The Company’s publicly-traded Class A Non-Voting Common Stock is not entitled to vote on any matters, and thus, no proposals or other matters were presented for voting at the 2022 Annual Meeting. Management discussed the Company’s strategic plans and initiatives and was available for stockholders’ questions. A copy of the presentation materials that management reviewed during the 2022 Annual Meeting has been posted in the Investor Relations section of the Company’s website at www.ezcorp.com.

The information set forth, or referred to, in this Item 7.01 shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or other filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless such subsequent filing specifically references this Item 7.01 of this Report.
Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated March 3, 2022, announcing realignment of the Company's senior leadership
99.2	EZCORP, Inc. 2022 Long-Term Incentive Plan, effective March 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	March 3, 2022	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary